Exhibit 10.8

Contract No.

PREMISES LEASING CONTRACT

Lessor (Party A): Zhejiang Lingke Business Management Co., Ltd.

Lessee (Party B): Zhejiang Youba Technology Co., Ltd.

In accordance with the provisions of the Civil Code of the People's Republic of China and relevant laws and regulations, Party A and Party B reached a consensus on the issue of "Party B renting Party A's house for office" based on the principles of equality, voluntariness, mutual benefit and good faith, and signed this contract for mutual compliance. Both parties have read the contents of this contract in detail, have the same understanding and understanding of the contents of the contract, and have unanimously recognized the legal effect of this contract, annexes and supplementary contracts.

Article 1 Contract definition

1.1	Definition
Day (s)	refer to	The date referred to in this contract, if there is no contrary agreement in the terms, shall be calculated as natural day.
One month	refer to	A date in the current month to the day before the same date in the next month.
30 days in advance	refer to	30 days before the beginning of the next lease term
Rent-free term	refer to	The period during which the lessor waives the rent of the lessee. The rent-free period is included in the whole lease term. During the rent-free period, Party A does not charge rent, and the property fee shall be borne by Party B.
The Premises	refer to	All rental properties such as the Premises and its furniture, accessories, equipment and facilities.
The decoration fee for the remaining period	refer to	The total decoration cost of Party A's unified decoration of the house (including various equipment that cannot be removed by Party A, subject to the financial vouchers provided by Party A) × The remaining lease term after the termination of the lease contract ÷ the lease term agreed in the contract.
The lease deposit	refer to	The amount that Party B should pay to Party A, but has not paid all the payments, including the overdue daily rent, the occupancy daily rent, the damage compensation, the furniture damage compensation, the demolition fee, the rights protection fee, etc. Party A has the right to deduct from the lease deposit. If the deduction is insufficient, Party B shall make up the difference.
The liquidated damages	refer to	The liquidated damages that should be paid to the other party in case of late delivery or early termination of the contract by one party as expressly agreed in the contract. If one party pays liquidated damages, other liabilities for breach of contract (such as compensation for damages, deduction of lease deposit) will not be affected.

1.2 Explanation

1.2.1 The terms, appendixes and appendices (if any) mentioned in this contract refer to the terms, appendixes and appendices (if any) of this contract. These appendixes and appendices (if any) are regarded as an integral part of this contract, have the same legal effect as this contract, and should be interpreted uniformly.

1.2.2 The supplementary contract or supplementary terms of this contract are an integral part of this contract and have the same legal effect as this contract.

Article 2 Premises condition

2.1 Basic information of the Premises

2.1.1 Address: Room 2505, Building 2, Euro-American Financial City, Cangqian Street (Town), Yuhang District (County), Hangzhou City, Zhejiang Province.

2.1.2 Rental area: 255.7 square meters.

2.2 Lease purpose: The premises leased by Party B is only for office use, and shall not be engaged in business activities in violation of national laws and regulations, and shall not change its purpose without authorization.

2.3 Premises delivery standard: Refine decoration without office furniture.

Article 3 Rent and lease term

3.1 Lease term: from September 16, 2022 to September 15, 2023, a total of 1 year.

3.2 Rent-free term: Not applicable.

3.3 Starting rent: 3.4 yuan per square meter per day. See Annex I "Lease Term and Rent Standard" for details.

3.4 Rent payment method: The rent shall be paid once every 6 months (1 term), and the prepayment system shall be adopted. Party B shall prepay the 1st term of rent to Party A within 3 days from the date of signing this contract, and the rent for each subsequent term shall be paid to Party A 5 days in advance. Party A shall issue a corresponding amount of bills to Party B after receiving the rent.

Article 4 Lease deposit and other expenses

4.1 Lease deposit

4.1.1 Payment: Party B shall, within 3 days from the date of signing this contract, pay to Party A 2-month rent of 52,887.28 yuan as the lease deposit to guarantee the performance of the contract. Party A shall issue a receipt for the corresponding amount to Party B after receiving the lease deposit. The deposit paid by Party B to Party A shall be deducted as the lease deposit.

4.1.2 Return: After the termination of this contract, if Party B returns the Premises in full compliance with Article 6.2 of this contract, Party A shall return the lease deposit without interest within 3 working days after Party B moves out of the registered company's domicile.

4.2 Property management fee and water and electricity fee

4.2.1 The property management fee shall be borne by Party B. The initial property energy consumption shall be 19 yuan per square meter per month and paid once every 12 months (1 term), totaling 58,299.6 yuan. The delivery method and time shall be subject to the provisions of the property management company. Party A shall issue the corresponding amount of bills to Party B when receiving the property management fee.

4.2.2 Water, electricity and other expenses shall be borne by Party B. The revolving fund for water and electricity is 5,000 yuan. After the termination of this contract, if Party B returns the Premises in full compliance with Article 6.2 of this contract, Party A shall return the revolving fund for water and electricity within 3 working days after Party B moves out of the registered company's domicile.

Article 5 Settlement method

5.1 Both parties agree to complete the settlement in the form of bank transfer or cash payment.

5.2 Party A's collecting account is as follows:/

5.3 If the above collecting account needs to be changed, Party A shall notify Party B in writing 7 days in advance. If the change is notified, Party B fails to adjust the financial settlement in time and the payment fails, Party B shall bear the corresponding responsibility.

Article 6 Delivery and return of the Premises

6.1 Delivery:

6.1.1 Description inspection: Before signing this contract, Party A shall explain the house conditions and precautions to Party B, including but not limited to air conditioning, lighting, electricity, water, fire protection, safety, etc. Party B shall conduct on-site inspection of the Premises.

6.1.2 Key handover: The delivery shall be deemed to be completed after both Parties sign or stamp and hand over the door key.

6. 2 Return:

6.2.1 Removal of articles: If the lease term expires without renewal or the contract is terminated in advance, Party B shall plan to remove all its own articles from the Premises before the termination of the contract, and complete the removal at the termination of the contract, and the expenses arising therefrom shall be borne by Party B. If Party B does not move out within 3 days after the termination of the contract, Party A has the right to dispose of this batch of goods, including but not limited to disposal measures such as abandonment and transfer. The expenses arising from abandonment and transfer shall be borne by Party B. During the period, if the Premises cannot be rented due to Party B's occupation of the house, Party B shall pay twice the daily rental for the occupation. Party A has the right to deduct from the lease deposit. If the deduction is insufficient, Party B shall make up the difference.

6.2.2 Decoration removal: If Party B needs to remove the decoration, it shall restore the original appearance of the house at the same time, and the expenses arising therefrom shall be borne by Party B. Party B shall remove the wall attachments, including logo, text, pictures and other wall decorations. If Party B does not remove them, Party A has the right to remove them on its behalf, and Party B shall compensate for the removal costs. Party B shall not remove or move the decoration that has become an integral part of the house or will damage the Premises. If the Premises is damaged or lost due to the forced removal or removal of the decoration by Party B, Party B shall be liable for damages.

6.2.3 Relocation of address: Party B shall move out of the registered company's domicile within 10 days after the termination of the contract, and shall be liable for breach of contract. Party A has the right to charge Party B the rent for each overdue day.

6.2.4 Settlement of expenses: Party B shall return the Premises within 3 days from the date of termination of the contract, and settle the rent, property management fee and relevant expenses that Party B shall bear according to the contract.

Article 7 Premises maintenance and repair

7.1 Party A shall ensure that the building structure, equipment and facilities of the house conform to the safety conditions of building, fire protection, sanitation, etc; Party B shall ensure to abide by the relevant provisions of the state on the lease and use of the Premises and the property management regulations. If the performance of one party is temporarily inconsistent due to the change of the aforementioned safety conditions or management regulations, the party shall be exempted from liability for adjustment within a reasonable period.

7.2 Party B shall use the Premises reasonably. If the wall, floor, carpet, partition, glass partition, ceiling, ceiling air conditioning, fire protection renovation, strong and weak current lines and other facilities and equipment of the Premises are seriously damaged due to the unreasonable use of the house, Party B shall bear the responsibility for damages. Such as serious wall scribbling and painting, disorderly pulling and disorderly connecting wires, etc. Party B shall use the furniture according to the normal use method of the furniture. In case of damage caused by unreasonable use, Party B shall be liable for compensation in accordance with Annex 2 "Furniture Damage Compensation Standard".

7.3 Party B shall use the house reasonably and shall not have the following behaviors, including but not limited to:

7.3.1 Rebuild the appearance and external environment of the Premises, chisel, dismantle, erect and occupy the internal and external load-bearing walls, beams, columns, floors, balcony passages, floors and pipes of the house, and damage the public facilities such as water supply, drainage, power supply, heating and communication.

7.3.2 Damage, misappropriation or unauthorized removal and deactivation of fire-fighting facilities and equipment; Burying, occupying, shielding fire hydrants or occupying fire prevention space; Occupy, block and close the evacuation passage, emergency exit and fire truck passage.

7.3.3 Articles with explosive, flammable, toxic, corrosive and radioactive properties that can cause combustion, explosion, personal injury and property loss under certain conditions during production, storage and operation.

7.3.4 Change the use of the house without the written consent of Party A.

7.4 Party B shall promptly notify Party A in writing to repair the loss of the Premises due to its natural properties or reasonable use; Party A shall carry out the repair within 50 working days after receiving the notice from Party B. If the repair is overdue, Party B can repair it on behalf of Party A, and the cost shall be borne by Party A. If Party B is damaged due to Party A's refusal to perform the maintenance obligation, Party A shall bear the responsibility; Party B shall be responsible for the increased losses caused by Party B's delay in notifying Party A.

7.5 Party A shall not undertake the repair obligation for the loss of the Premises caused by Party B's improper storage or unreasonable use; Party A shall not undertake the repair obligation for the decoration and self-use facilities and equipment of Party B.

7.6 Party B shall undertake the stop-loss obligation and actively take remedial measures, including but not limited to reasonable repair, notification of fire protection, to prevent the loss from continuing to expand. Party B shall be responsible for the part of the loss that continues to expand due to Party B's failure to perform the stop-loss obligation.

Article 8 Sublease right

Without the consent of Party A and the written supplementary change contract signed by both parties, Party B shall not sublet the Premises in whole or in part to others, or transfer the rights and obligations under this contract.

Article 9 Rights and obligations

9.1 Rights and obligations of Party A

9.1.1 Party A guarantees that it has the legal right to lease the Premises and that the Premises has no defects in property rights before the signing of this contract.

9.1.2 Party A shall entrust the property management company to repair, maintain and manage the public facilities and common parts of the house.

Party B shall be responsible for the assistance and management of maintaining public order and safety precautions, and Party A shall be responsible for the repair of the main body of the house which is not caused by Party B's decoration and the water seepage on the wall.

9.1.3 If the Premises owner transfers the Premises, Party A guarantees that the lease contract will continue to be valid between the transferees without defects; If Party B is unable to continue to rent the Premises, Party A shall compensate Party B for the relevant losses incurred.

9.1.4 Party A shall not take back the house in advance without justified reasons.

9.2 Rights and obligations of Party B

9.2.1 Party B has the right to use the Premises address as the registered address of Party B's company, and Party A shall cooperate.

9.2.2 Party B shall notify Party A of the change of business scope within 7 days after the change.

9.2.3 Party B shall comply with all property management systems agreed in the Property Management Service Agreement, and pay attention to electrical fire prevention and fire prevention

To prevent theft, electric shock and water, implement the regulations of local relevant departments, and establish a practical and safe use system. Party B shall be responsible for any loss caused by Party B's violation of regulations.

9.2.4 Party B shall pay the rent and lease deposit to Party A in full and on time, and shall pay the liquidated damages to Party A in accordance with the agreement. If Party B fails to pay the rent after the beginning of the following lease term, Party A has the right to unilaterally terminate.

9.2.5 Upon the expiration of the lease term, if Party B needs to renew the lease, it shall submit a written request to Party A 3 months in advance (i.e. 3 months before the expiration of the lease term); If Party B proposes to renew the lease, it shall enjoy the priority of lease under the same conditions, and the rent for renewal shall be determined by both parties through negotiation according to the market conditions. If Party B fails to submit to Party A 3 months in advance, it will lose the priority of lease.

Article 10 Liability for breach of contract

10.1 Party A's liability for breach of contract

10.1.1 If Party A delays the delivery of the Premises, the lease term and the rent payment time will be automatically postponed. For each day overdue, Party A shall pay Party B a late fee of 3 ‰ of the total amount of the first rent and the lease deposit; If the delay exceeds 30 working days, Party B has the right to terminate unilaterally.

10.1.2 If Party A unilaterally cancels the contract, it shall notify Party B in writing 2 months in advance, and both parties shall reach an agreement and sign the Termination Agreement. Party B shall return the Premises in full compliance with Article 6.2 of this contract. Party A shall return the lease deposit and the rent paid but not used to Party B, and shall compensate Party B for 4 months' rent as liquidated damages on the date of termination of the contract, which shall be calculated based on the rent of the month of termination of the contract.

10.2 Party B's liability for breach of contract

10.2.1 If Party B delays in paying the rent or lease deposit, or fails to pay part or all of the rent 50 days in advance, Party B shall pay Party A a penalty of 3% of the overdue amount for each day.

10.2.2 If Party B has one of the following acts, Party A has the right to unilaterally terminate the contract. Party B shall fully comply with Article 6.2 of this contract to return the house, and shall compensate Party A for 4 months' rent as liquidated damages on the date of termination of the contract, and the rent of the month of termination of the contract shall be the calculation standard.

A) The rent has not been paid in full after the beginning of the next lease term;

B) In case of breach of contract as shown in 7.1, 7.2 and 7.3 of Article 7 of the Contract on house maintenance and repair;

C) Failure to move out of the registered address within the time limit;

D) Being dissuaded or dismissed by relevant departments due to suspected violation of laws and regulations;

E) Sublease without the consent of Party A and signing a written supplementary change contract;

10.2.3 If Party B terminates the contract in advance, it shall submit to Party A 2 months in advance, and both parties shall reach a consensus and sign the Termination Agreement. Party B shall return the house in full compliance with Article 6.2 of this contract, and shall compensate Party A for 4 months' rent as liquidated damages on the date of termination of the contract, with the rent of the month of termination of the contract as the calculation standard. If Party A customizes the decoration for Party B, it shall also compensate Party A for the decoration fee for the remaining period.

Article 11 Notice and service

11.1 Any notice or other communication (hereinafter referred to as "Notice") sent by one party to the other party in connection with this contract shall be in written form (including e-mail), and shall be delivered to the notified person according to the communication address or number agreed in this contract, and the name of the contact person agreed in this contract shall be indicated to constitute an effective notice.

11.2 The delivery time of various communication methods agreed in the Contract shall be determined in the following ways:

11.2.1 If the notice submitted in person is deemed to have been delivered when the notified person signs for receipt, the notice not signed by the notified person shall not be deemed to have been effectively delivered;

11.2.2 Notices that can be sent by mail shall be sent by registered express mail or express mail, and shall be deemed to have been sent to the notified person when the notified person signs for receipt;

11.2.3 Any notice sent by e-mail shall be deemed to be effectively delivered when it reaches the specific system of the recipient, and shall be deemed to be the date of delivery.

11.3 In case of any change in the above communication address or number of either party, the party shall notify the other party within 7 working days after the change occurs, otherwise it shall bear the losses caused thereby.

Article 12 Confidentiality

Party B shall be obliged to keep confidential all the terms and contents of this contract and its annexes 1, 2, supplementary change agreement, lease price, lease time limit and other terms and conditions agreed in the termination agreement, as well as the trade secrets involved in the negotiation process between Party A and Party B to facilitate the conclusion of the contract, and shall not include but not limited to copying, photographing, screenshots, borrowing, copying, paraphrasing, recording, video recording, scanning Disclose the aforesaid business secrets to an unrelated third party or its related parties by copying. If Party A suffers losses due to Party B's disclosure, Party B shall be liable for breach of contract.

Article 13 Anti-commercial bribery provisions

Both parties promise to strictly abide by the relevant provisions of the People's Republic of China on anti-commercial bribery. Both parties shall not claim, accept, provide or give any benefits other than those agreed in the contract from the other party or the other party's agent or other relevant personnel, including but not limited to explicit withholding, secret withholding, cash, shopping card, physical object, negotiable securities, tourism or other non-material benefits. However, if such benefits belong to industry practice or common practice, they must be clearly stated in the contract. If one party or its agent violates the foregoing provisions and causes losses to the other party, it shall bear the liability for damages.

Article 14 Change, cancellation and termination of the contract

In case of the following circumstances, each party can change, cancel or terminate this contract in written form:

14.1 The Premises is damaged or identified as dangerous by the government department due to force majeure;

14.2 The government requisitions Premises or expropriates buildings and land;

14.3 According to the provisions of the Regulations on the Administration of Urban Housing Demolition and the relevant local regulations, the leased Premises are demolished;

14.4 When the conditions for unilateral termination agreed in this contract are met;

14.5 The lease expires and all rights and obligations under this contract have been fulfilled.

Article 15 Settlement of disputes

Any dispute arising from the signing and performance of this contract shall be settled by both parties through friendly negotiation. If the negotiation fails, either party may file a lawsuit to the people's court, which shall be under the jurisdiction of the people's court where the Premises is located. The breaching party shall compensate the observant party for the costs of rights protection (including but not limited to the legal fees, attorney fees, transportation fees, property preservation guarantee service fees, etc. that the observant party has paid or will pay).

Article 16 Contract effectiveness

16.1 Both parties undertake that all statements and warranties made based on this contract are true, correct or not misleading, and do not omit to state any necessary material facts necessary for the signing and performance of this contract or which may affect the normal signing and performance of this contract. If the contract cannot be signed and performed normally due to the breach of the aforementioned obligation, the breaching party shall bear the liability for breach of contract.

16.2 For matters not covered in this contract or unclear terms, both parties can make reasonable interpretation of this contract according to the principles of this contract, the purpose of the contract, the trading habits and the content of related terms according to the common understanding. For matters not covered in this contract, Party A and Party B may sign a supplementary change contract, which has the same legal effect as this contract.

16.3 This contract is made in triplicate, with Party A holding 2 copies and Party B holding 1 copy, with the same legal effect. This contract has 3 annexes, Annex 1 "Lease Term and Rent Standard", Annex 2 "Lease House Delivery Confirmation" and Annex 3 "Lease House Return Confirmation", which are integral parts of this contract and have the same legal effect as this contract.

16.4 This Contract shall come into force as of the date when the legal representatives of both parties or their entrusted agents sign and affix their fingerprints or company seals.

16.5 The title and format of this contract are only for convenience of reference and shall not be restricted in the interpretation of this contract.

Representative of Party A	Representative of Party B

(Seal)	(Seal)

Date: July 15, 2022

Annex 1:

Lease Term and Rent Standard

Lease term: 1 year in total, i.e. from September 16, 2022 to September 15, 2023.

Rent-free period: Not applicable

Starting rent: The starting rent of the house is per square meter per day 3.4 yuan, rental area: 255.7 square meters, total monthly rent: 26,443.64 yuan.

Incremental increase: Not applicable.

Rent details: The rent standards for each period are as follows:

Term No.	Start date	Payment term	Closing date	Price: yuan/month/m²	Area: m²	Monthly rent: yuan/month	Total rent
1	2022/9/16	6	2023/3/15	3.4	255.7	26,443.64	158,661.84
2	2023/3/16	6	2023/9/15	3.4	255.7	26,443.64	158,661.84

The above rent is tax-inclusive price. Party A shall provide special VAT invoices, and all relevant expenses incurred by issuing invoices during the lease period shall be borne by Party A.